Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com
FOR IMMEDIATE RELEASE
Contact:

Kevin P. McCarty                                                                          Kellen Davison
Director of Investor Relations                                                                        Public Relations Manager
Intermec, Inc.                                                                              Intermec, Inc.
425-265-2472                                                                           425-265-2172
kevin.mccarty@intermec.com                                                                          kellen.davison@intermec.com

Intermec Refines Q4’08 Revenue Outlook and Announces Cost Reductions

EVERETT, Wash. – January 8, 2009 – Intermec, Inc. (NYSE:IN) today announced that it expects revenues for Q4, 2008 to be within the lower half of its previously estimated range of $220 million to $230 million. Intermec is scheduled to release its full financial results on February 5, 2009.

Consistent with its stated strategic intent of improving operational efficiency and in view of current global economic conditions, the company is reducing its costs throughout the organization.  As part of this effort, the company expects to reduce its global work force by approximately 150 full-time positions or 7%. Upon completion of this restructuring, the company expects to achieve annual labor related savings of approximately $14 million to $16 million.  The majority of the reductions are in selling, general, and administrative areas. Intermec expects to record a pre-tax restructuring charge of approximately $9.8 million to $10.8 million, most of which will be recorded in the first quarter of 2009, with the remainder in the second quarter of 2009.

Patrick J. Byrne, Intermec’s president and CEO stated, “Intermec is taking steps to further reduce our costs consistent with our strategic intent and the current economic conditions and uncertainties.  We are focused on improving efficiency, meeting customer needs with new products, and building our business through channel partners and distribution.”

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About Intermec, Inc.

Intermec, Inc. (NYSE:IN) develops, manufactures and integrates technologies that identify, track and manage supply chain assets. Core technologies include RFID, mobile computing and data collection systems, bar code printers and label media. The Company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.  Contact Intermec Investor Relations Director Kevin McCarty at kevin.mccarty@intermec.com, 425-265-2472.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2008 or any current or future period.  They also include statements about our ability to reduce expenses, improve efficiency, realign resources, continue operational improvement and year-over-year growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q.